Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Second Quarter 2017 Results

Singapore – May 3, 2017 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its second fiscal quarter ended April 1, 2017.

Quarterly Results
	Fiscal Q2 2017	Change vs. Fiscal Q2 2016	Change vs. Fiscal Q1 2017
Net Revenue	$199.6 million	up 27.6%	up 33.4%
Gross Profit	$90.3 million	up 29.6%	up 32.2%
Gross Margin	45.2%	up 70 bps	down 50 bps
Income from Operations	$32.6 million	up 178.5%	up 88.7%
Operating Margin	16.3%	up 880 bps	up 480 bps
Net Income	$29.0 million	up 470.7%	up 86.4%
Net Margin	14.5%	up 1120 bps	up 410 bps
EPS – Diluted	$0.40	up 471.4%	up 81.8%

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “Automotive, industrial, mobile, LED, and IOT related wireless-connectivity applications are all driving the strong level of current demand in our business. The higher level of wire bonding, wedge bonding and expendable tools demand highlights the pervasive nature of our core business during the current period of industry capacity expansion."

Second Quarter Fiscal 2017 Key Product Trends

•	Ball bonder equipment net revenue increased by 46.1% over the December quarter.

•	Wedge bonder equipment net revenue increased by 5.5% over the December quarter.

Second Quarter Fiscal 2017 Financial Highlights

•	Net revenue of $199.6 million.

•	Gross margin of 45.2%.

•	Net income of $29.0 million or $0.40 per share.

•	Cash, cash equivalents and short-term investments were $574.2 million as of April 1, 2017.

Third Quarter Fiscal 2017 Outlook

The Company currently expects net revenue in the third fiscal quarter of 2017 ending July 1, 2017 to be approximately $235 million to $245 million.
Looking forward, Dr. Fusen Chen commented, "Our highly-targeted market strategy has improved our competitiveness, diversification and financial performance. Our execution on feature development supports this focused strategy and is anticipated to continue driving long-term value creation."

Earnings Conference Call Details

A conference call to discuss these results will be held today, May 3, 2017, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through February 9, 2017 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13659373. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, replacement demand, our research and development efforts, our ability to control costs, and our ability to identify and realize new growth opportunities within segments, such as automotive and industrial as well as surrounding technology adoption such as system in package and advanced packaging techniques. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2016 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net revenue	$199,613	$156,400	$349,252	$264,934
Cost of sales	109,322	86,753	190,643	144,866
Gross profit	90,291	69,647	158,609	120,068

Operating expenses:
Selling, general and administrative	31,033	33,788	59,042	58,152
Research and development	25,020	22,439	46,525	46,633
Amortization of intangible assets	1,521	1,665	3,044	3,331
Restructuring	112	46	112	1,948
Total operating expenses	57,686	57,938	108,723	110,064
Income from operations	32,605	11,709	49,886	10,004
Other income (expense):
Interest income	1,579	701	2,751	1,323
Interest expense	(261)	(276)	(523)	(549)
Income before income taxes	33,923	12,134	52,114	10,778
Income tax expense	4,882	7,045	7,490	5,780
Net income	$29,041	$5,089	$44,624	$4,998

Net income per share:
Basic	$0.41	$0.07	$0.63	$0.07
Diluted	$0.40	$0.07	$0.62	$0.07

Weighted average shares outstanding:
Basic	70,964	70,389	70,909	70,563
Diluted	72,270	70,634	72,039	70,801

	Three months ended		Six months ended
Supplemental financial data:	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Depreciation and amortization	$3,831	$4,151	$7,775	$8,202
Capital expenditures	15,877	1,522	18,106	2,916
Equity-based compensation expense:
Cost of sales	106	97	247	225
Selling, general and administrative	2,450	1,460	5,184	690
Research and development	522	416	1,249	1,120
Total equity-based compensation expense	$3,078	$1,973	$6,680	$2,035

	As of
	April 1, 2017	April 2, 2016
Backlog of orders [1]	$181,201	$130,549
Number of employees	3,340	2,639

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	April 1, 2017	October 1, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$435,203	$423,907
Short-term investments	139,000	124,000
Accounts and other receivable, net of allowance for doubtful accounts of $25 and $506 respectively	169,748	130,455
Inventories, net	98,685	87,295
Prepaid expenses and other current assets	16,672	15,285
TOTAL CURRENT ASSETS	859,308	780,942

Property, plant and equipment, net	65,725	50,342
Goodwill	81,272	81,272
Intangible assets	47,766	50,810
Deferred income taxes	16,681	16,822
Equity investments	1,312	—
Other assets	2,010	2,256
TOTAL ASSETS	$1,074,074	$982,444

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$80,570	$41,813
Accrued expenses and other current liabilities	66,850	63,954
Income taxes payable	9,006	12,830
TOTAL CURRENT LIABILITIES	156,426	118,597

Financing obligation	15,965	16,701
Deferred income taxes	32,936	27,697
Other liabilities	14,102	12,931
TOTAL LIABILITIES	219,429	175,926

SHAREHOLDERS' EQUITY
Common stock, no par value	505,003	498,676
Treasury stock, at cost	(139,407)	(139,407)
Retained earnings	494,599	449,975
Accumulated other comprehensive loss	(5,550)	(2,726)
TOTAL SHAREHOLDERS' EQUITY	854,645	806,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,074,074	$982,444

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net cash provided by / (used in) operating activities	$12,929	$(8,673)	$42,978	$(979)
Net cash used in investing activities, continuing operations	(153,740)	(180)	(32,399)	(1,792)
Net cash provided used in financing activities, continuing operations	(785)	(1,668)	(643)	(14,093)
Effect of exchange rate changes on cash and cash equivalents	(627)	(421)	1,360	243
Changes in cash and cash equivalents	(142,223)	(10,942)	11,296	(16,621)
Cash and cash equivalents, beginning of period	577,426	492,935	423,907	498,614
Cash and cash equivalents, end of period	$435,203	$481,993	$435,203	$481,993

Short-term investments	139,000	—	139,000	—
Total cash, cash equivalents and short-term investments	574,203	481,993	574,203	481,993